Exhibit (10.2)

1 Ecolab Place Saint Paul MN 55102 USA

INTERNATIONAL RELOCATION LETTER

20 February 2026

Darrell Brown

Naperville, IL, United States

Dear Darrell,

The following will provide an overview of relocation support related to your transfer from Naperville, IL, United States to Sydney, Australia.

“Ecolab,” as used in this letter, refers to Ecolab Inc. and its wholly owned subsidiaries.

◾	Ecolab will provide relocation support in accordance with the Company’s International One-Way Transfer Policy. You will receive the applicable provisions of this Policy.

◾	In addition, Ecolab will provide the following supplemental provisions:
o	Home sale assistance in accordance with Ecolab’s U.S. Domestic Premium Policy.
o	One additional household goods shipping container.
o	Onsite storage should you need to move into corporate housing during your relocation.
o	Corporate Housing if you are required to vacate your current residence in the United States and need temporary accommodation.

Please sign below and return to me at your earliest convenience. Thank you.

ACKNOWLEDGMENTS:

I have carefully read and understand and agree to the terms of this offer.

/s/ Darrell Brown	24/02/2026
Darrell Brown	Date (dd/mm/yyyy)